                                                                     EXHIBIT 8.2

                               December 7, 1998


Quando, Inc.
520 NW Davis Street
Portland, OR 97209

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Infoseek Corporation, a Delaware corporation ("Infoseek"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of Infoseek's common stock to be issued incident to the merger described in the Registration Statement (the "Merger") of Steelhead Acquisition Corp., an Oregon corporation wholly owned by Infoseek, with and into Quando, Inc., an Oregon corporation, in our opinion the discussion under the caption "The Merger and Related Transactions - Certain Federal Income Tax Considerations" in the Registration Statement sets forth the material United States federal income tax considerations generally applicable to the Merger.

     We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the use of our name in the Registration Statement and in the Proxy Statement/Prospectus included therein.

                               Very truly yours,

                               /s/ Pillsbury Madison & Sutro LLP